UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): December 9, 2010
Life Technologies Corporation

(Exact name of registrant as specified in its charter)

Delaware	000-25317	33-0373077

(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

5791 Van Allen Way, Carlsbad, CA	92008

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (760) 603-7200
N/A

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐   Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
     On December 9, 2010, Life Technologies Corporation (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with the several underwriters named therein, for whom Merrill Lynch, Pierce, Fenner & Smith Incorporated and RBS Securities Inc. have acted as the representatives, for the issuance and sale by the Company of $400 million aggregate principal amount of its 3.50% Senior Notes due 2016 (the “2016 Notes”) and $400 million aggregate principal amount of its 5.00% Senior Notes due 2021 (the “2021 Notes” and together with the 2016 Notes, the “Notes”). A copy of the Underwriting Agreement is attached hereto as Exhibit 1.1 and is incorporated herein by reference.
     Some of the underwriters and their affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with the Company or its affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions.
     On December 14, 2010, pursuant to the Underwriting Agreement, the Company issued and sold $400 million aggregate principal amount of the 2016 Notes and $400 million aggregate principal amount of the 2021 Notes. The offering of the Notes was registered under an effective Registration Statement on Form S-3 (Registration No. 333-164823). The Notes were issued pursuant to an indenture, dated as of February 19, 2010 (the “Base Indenture”), between the Company and U.S. Bank National Association, as trustee (the “Trustee”), as supplemented by a second supplemental indenture, dated as of December 14, 2010 (the “Second Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), between the Company and the Trustee. A copy of the Base Indenture was filed as Exhibit 4.1 to our current report on Form 8-K, filed with the SEC on February 19, 2010 and is incorporated herein by reference. A copy of the Second Supplemental Indenture (including forms of the Notes) is attached hereto as Exhibit 4.2 and is incorporated herein by reference. The descriptions of the Indenture, the Second Supplemental Indenture and the Notes in this report are summaries and are qualified in their entirety by the terms of the Indenture, the Second Supplemental Indenture and the Notes.
     The net proceeds from the offering of approximately $790 million, after deducting the underwriting discount and estimated offering expenses payable by the Company, are expected to be used to for general corporate purposes, which may include the repayment of existing indebtedness.
     Interest on the 2016 Notes will accrue at a rate of 3.50% per annum and interest on the 2021 Notes will accrue at a rate of 5.00% per annum. Interest will be paid on the Notes from December 14, 2010 or from the most recent interest payment date to which interest has been paid or duly provided for, semi-annually in arrears on January 15 and July 15 of each year, commencing July 15, 2011, until the principal is paid or made available for payment. The 2016 Notes will mature on January 15, 2016 and the 2021 Notes will mature on January 15, 2021.
     The Company may redeem the 2016 Notes and, prior to October 15, 2020, the 2021 Notes in whole or in part at any time prior to maturity at the applicable redemption prices which includes a make-whole premium, as described under the caption “Description of Notes— Optional Redemption” in the prospectus relating to the offering of the Notes. Commencing on October 15, 2020, the Company may redeem the 2021 Notes in whole or in part at any time prior to maturity at a redemption price equal to 100% of the principal amount of the 2021 Notes being redeemed, as described under the caption “Description of Notes— Optional Redemption” in the prospectus relating to the offering of the Notes.
     The Indenture contains covenants that restrict the Company’s ability, with certain exceptions, to (i) merge or consolidate with another entity or transfer all or substantially all of its property and assets, and (ii) incur liens. These covenants are subject to important exceptions and qualifications, as described in the sections titled “Description of Notes—Certain Covenants—Merger, Consolidation, or Sale of Assets” and “Description of Notes—Certain Covenants—Limitation on Liens” in the prospectus relating to the offering of the Notes. The Indenture also provides for customary events of default.
     In the event of a change in control triggering event (as defined in the Second Supplemental Indenture), the holders of the Notes may require the Company to purchase for cash all or a portion of their Notes at a purchase price equal to 101% of the principal amount of Notes, plus accrued and unpaid interest, if any.
     The Notes will rank (i) equal in right of payment to all of the Company’s other existing and future unsecured unsubordinated indebtedness, (ii) senior in right of payment to all of the Company’s existing and future subordinated indebtedness and (iii) effectively subordinated in right of payment to any secured indebtedness, to the extent of the assets securing such indebtedness, and to all existing and any future liabilities of the Company’s subsidiaries. The Notes will not be entitled to the benefit of any sinking fund.
     The opinion of DLA Piper LLP (US) dated December 14, 2010 provided in connection with the offering of the Notes is attached hereto as Exhibit 5.1.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
     (a) The information provided under Item 1.01 of this Form 8-K is incorporated into this Item 2.03(a) by reference.
Item 9.01 Financial Statements and Exhibits
d. Exhibits

1.1	Underwriting Agreement by and among the Company and Merrill Lynch, Pierce, Fenner & Smith Incorporated and RBS Securities Inc., as representatives of the several underwriters named therein, dated as of December 9, 2010.

4.1	Indenture between the Company and U.S. Bank National Association as trustee, dated as of February 19, 2010 (incorporated by reference to Exhibit 4.1 to the Company’s current report on Form 8-K, filed with the SEC on February 19, 2010).

4.2	Second Supplemental Indenture between the Company and U.S. Bank National Association as trustee, dated as of December 14, 2010, including the forms of the Company’s 3.50% Senior Notes due 2016 and 5.00% Senior Notes due 2021.

5.1	Opinion of DLA Piper LLP (US), dated December 14, 2010.

23.1	Consent of DLA Piper LLP (US) (included in Exhibit 5.1)

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIFE TECHNOLOGIES CORPORATION (Registrant)
By:	/s/ John A. Cottingham
Chief Legal Officer

Date: December 14, 2010